Exhibit (h)(xlvi)
AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

The undersigned hereby amend their Participation Agreement dated April 11, 1997, and amended on January 1, 1998 and January 1, 2000, (the "Agreement") by:

l.    Adding the following language as a new paragraph to Section 13.1:

"Notwithstanding anything to the contrary contained herein, MFS and the Company shall be fully entitled to make disclosure of information relating to the structure and tax aspects of this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects, as described in Treasury Regulation Section 301.6111-2T(c)(3). The parties acknowledge that the preceding sentence does not impose any obligation on MFS or MFS Variable lnsurance Trust to disclosure confidential information to the Company, and that information regarding Fund investments does not relate to the structure and tax aspects of this Agreement and hence may not be disclosed under the preceding sentence. Further, the Company is not entitled to disclose any confidential information whose disclosure is reasonably restricted to comply with federal or state securities laws, as described in Treasury Regulation Section 301.61l l-2T( c)(2)."

2.	Amending paragraph 6.1 by adding the following language to the end of the paragraph:

"The Trust and MFS will use its best efforts to provide reporting of compliance with Treasury Regulation 1.817-5 diversification requirements within 20 days of the end of each calendar quarter.
Such Reporting shall be sent to: Peter Sayre, Vice President-Tax
The Prudential Insurance Company of America
213 Washington Street, 8th Floor
Newark, NJ 07102
Attn: 817 Diversification Testing
Facsimile No.: (973)802-5922

With copies to:

Rosanne Baruh, Vice President, Nonqualified Benefit Funding Michael Scharpf, Vice President, Corporate Counsel
The Prudential Insurance Company of America 290 West Pleasant Avenue    '
Livingston, NJ 07039"

As of October 30, 2001
SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Portfolios Applicable to Policies
The Prudential Variable Contract Account 01-2 (June 24, 1988)	Group Variable Universal Life Insurance Contract Series #89759	MFS Bond Series MFS Emerging Growth Series MFS Growth and Income Series MFS High Income Series
MFS Limited Maturity Series* MFS Research Series MFS Total Return Series
MFS Utilities Series MFS Value Series
MFS World Government Series
Prudential Discovery Select Group Variable Contract Account (February 11, 1997)	Discovery Select Group Annuity Contract	MFS Emerging Growth Series MFS Research Series
Prudential Variable Appreciable Account	Universal Variable Life	MFS Variable Insurance Trust Emerging Growth Series
(August 11, 1987)	Survivorship Variable
Universal Life Policy
Prudential Discovery Premier Group Variable Contract Account (Est. November 9, 1999)	Discovery Premier Group Retirement Annuity	MFS Bond Series MFS Emerging Growth Series MFS Growth Series MFS Growth with Income Series
MFS Total Return Series
Prudential Variable Contract Account GI-6 (Es t. February 9, 1999)	Group Flexible Premium Variable Life Insurance Contracts	MFS Bond Series MFS Emerging Growth Series MFS Growth with Income Series MFS High Income Series MFS Research Series
MFS Total Return Series MFS Utilities Series MFS Capital Opportunities Series
MFS Global Government Series
* This Series is only available for investment by owners of Policies which were m existence on May 1, 1999.

3.	Replacing Schedule A of the original Agreement, as amended, with the attached Schedule A, which adds a Separate Account.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement Amendment as of October 30, 2001.

PRUDENTIAL INSURANCE COMPANY OF AMERICA
By its authorized officer,

MFS VARIABLE INSURANCE TRUST,
on behalf of the Portfolios
By its authorized officer and not individually,

By: /s/ James R. Bordewick, Jr.
James R. Bordewick, Jr.
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY
By its authorized officer,

By: /s/ Arnold D. Scott
Arnold D. Scott
Senior Executive Vice President